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                                                                    EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm

         We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-85214) of Axcelis Technologies, Inc. and in the related Prospectus, the Registration Statements (Form S-8 No. 333-49726) pertaining to the Axcelis Technologies, Inc. Employee Stock Purchase Plan and the Registration Statements (Forms S-8 No. 333-49768 and 333-120356) pertaining to the Axcelis Technologies, Inc. 2000 Stock Plan, of our reports dated March 11, 2005, with respect to the consolidated financial statements and schedule of Axcelis Technologies, Inc., Axcelis Technologies, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Axcelis Technologies, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                /s/ Ernst & Young LLP

Boston, Massachusetts
March 11, 2005